AMERICAN CENTURY MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-605(a)(4) of the Maryland General Corporation Law, the Board of Directors of the Corporation has renamed the duly established and allocated series of the Corporation's stock as follows:

Prior Series Name                                                      New Series Name
-----------------                                                      ---------------
American Century - Twentieth Century Growth Fund                       Growth Fund
American Century - Twentieth Century Select Fund                       Select Fund
American Century - Twentieth Century Ultra Fund                        Ultra Fund
American Century - Twentieth Century Vista Fund                        Vista Fund
American Century - Twentieth Century Heritage Fund                     Heritage Fund
American Century - Twentieth Century Giftrust                          Giftrust Fund
American Century Balanced Fund                                         Balanced Fund
American Century - Benham Bond Fund                                    Bond Fund
American Century - Benham Limited-Term Bond Fund                       Limited-Term Bond Fund
American Century - Benham Intermediate-Term Bond Fund                  Intermediate-Term Bond Fund
American Century - Twentieth Century New Opportunities Fund            New Opportunities Fund
American Century - Benham High-Yield Fund                              High-Yield Fund
American Century Tax-Managed Value Fund                                Tax-Managed Value Fund

The name changes shall be effective on March 1, 1999.

         THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FIFTH:   The  Board  of  Directors  of  the  Corporation  duly  adopted resolutions renaming the Series, as set forth in Article SECOND.

         IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 16th day of February, 1999.

                                            AMERICAN CENTURY MUTUAL
ATTEST:                                     FUNDS, INC.


By:   /s/Charles A. Etherington             By:   /s/David C. Tucker
Name:    Charles A. Etherington             Name:    David C. Tucker
Title:   Assistant Secretary                Title:   Vice President


         THE UNDERSIGNED Executive Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.



Dated:  February 16, 1999                     /s/David C. Tucker
                                                 David C. Tucker, Vice President